SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ------------------------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                 June 30, 1995
                       ---------------------------------
                       (Date of earliest event reported)


                                 M/A-COM, INC.
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            (Exact name of registrant as specified in its charter)


       Massachusetts                  1-4236                04-2090644
- ----------------------------       ------------       ----------------------
(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)       Identification Number)


            100 Chelmsford Street, Lowell, MA            01853-3294
            -------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)


                                (508) 442-5000
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              (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

In accordance with the terms of an Agreement and Plan of Merger dated March 10, 1995 among AMP Incorporated, a Pennsylvania corporation ("AMP"), AMP Merger Corp., a Massachusetts corporation ("Merger Sub") and a wholly owned subsidiary of AMP, and M/A-COM, Inc., a Massachusetts corporation (the "Company"), on June 30, 1995 Merger Sub was merged with and into the Company, with the Company being the surviving corporation of such merger (the "Merger").

As a result of the Merger, (i) the Company became a wholly owned subsidiary of AMP and (ii) each share of the Company's common stock, par value $1.00 per share, that was outstanding immediately prior to the effective time of the Merger (other than shares held by the Company as treasury stock or by AMP, Merger Sub or any other subsidiary of AMP and shares as to which appraisal rights have been duly asserted and perfected under the Massachusetts Business Corporation Law) was converted into the right to receive .28 of one share of common stock, no par value per share, of AMP, together with any stock purchase rights attached thereto. Authorized and previously unissued shares of AMP common stock will be issued in exchange for the shares of Company common stock.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 1995


                                        M/A-COM, Inc.


                                        By:    LARRY L. MIHALCHIK
                                            ------------------------
                                             Larry L. Mihalchik
                                             Senior Vice President,
                                             Chief Financial Officer